Exhibit 99.1

Titan Pharmaceuticals Announces FDA Clearance of IND Application for Nalmefene Implant

SOUTH SAN FRANCISCO, Calif., July 5, 2022 /PRNewswire/ -- Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”) today announced that the U.S. Food and Drug Administration (“FDA”) has cleared its Investigational New Drug (“IND”) application for a Phase 1 study of its six-month or longer subdermal formulation of nalmefene, an opioid antagonist, intended for the prevention of relapse following opioid detoxification in adults with Opioid Use Disorder (“OUD”).

Kate Beebe DeVarney, Ph.D., President and Chief Operating Officer of Titan, commented, “FDA clearance of the IND for our ProNeura®-based nalmefene implant marks an important milestone in developing a novel product that may help answer the call for long-term treatment options in addiction medicine. We are very grateful for the support we received from the National Institute for Drug Addiction, or NIDA, that enabled us to meet this objective.”

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a development stage company developing proprietary therapeutics with its ProNeura® long-term, continuous drug delivery technology. The ProNeura technology has the potential to be used in developing products for treating a number of chronic conditions, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. In December 2021, Titan commenced a process to explore and evaluate strategic alternatives to enhance shareholder value.

For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to our ability to raise capital, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACT:

Stephen Kilmer
Investor Relations
(650) 989-2215
skilmer@titanpharm.com